EXHIBIT 5
                                  LEGAL OPINION

                               The Law Offices of
                            Brenda Lee Hamilton, P.A.
                      555 South Federal Highway, Suite 400
                            Boca Raton, Florida 33432
                                  (561)416-8956
                            ------------------------
                Facsimile: (561)416-2855 E-mail:lawrocks@aol.com

January 24, 2000

Board of Directors
c/o Saundra Sharpe
HeavenExpress.com Inc.
6901 NW 32nd Avenue
Fort Lauderdale, Florida  33309

Re:      Shares to be Registered on Form SB-2 (the "Shares")

Dear Ms. Sharpe:

We have acted as counsel for HeavenExpress.com Inc., a Florida corporation (the "Company"), and certain of its shareholders (the "Selling Shareholders") in connection with the issuance of the Shares described in the prospectus of the Company dated January 24, 2000 (the "Prospectus"), contained in the Registration Statement on Form SB-2 of the Company.

In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following:

(a)      Articles of Incorporation of the Company, as amended to date;
(b)      By-laws of the Company, as amended to date;
(c) Certificates from the Secretary of State of the State of Florida, dated as of a recent date, stating that the Company is duly incorporated and in good standing in the State of Florida;
(d)      Share Certificates of the Company;
(e)      The Registration Statement and all exhibits thereto;
(f) Questionnaires completed and signed by all officers and directors of the Company.

In addition to the foregoing, we have also relied as to matters of fact upon the representations made by the Company and their representatives and upon representations made by the Selling Shareholders. In addition, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon and in reliance upon the foregoing, and after examination of such corporate and other records, certificates and other documents and such matters of law as we have deemed applicable or relevant to this opinion, it is our opinion that the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement.

The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, with a par value of $.001 per share, of which there are outstanding 1,035,000 shares (including the Shares), and 10,000,000 shares of Preferred Stock, with a par value of $.001 per share, of which none are outstanding. Proper corporate proceedings have been taken validly to authorize such authorized capital stock and all the outstanding shares of such capital stock (including the Shares), when delivered in the manner and/or on the terms described in the Registration Statement (after it is declared effective), will be duly and validly issued, fully paid and non-assessable. The shareholders of the Company have no preemptive rights with respect to the Common Stock of the Company.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, or the general rules and regulations thereunder.
                                                             Very truly yours,

                                                             /s/ Brenda Hamilton
                                                          -------------------
                                                            Brenda Hamilton,Esq.
                                                             For the Firm